                                                                      Exhibit 21


Subsidiaries of the Registrant

Allin Corporation wholly owns the following subsidiaries:

                                                                                              Additional Names under
                                                                            State of        which Subsidiary Conducts
        Name of Subsidiary              Former Name of Subsidiary        Incorporation               Business
-----------------------------------------------------------------------------------------------------------------------
Allin Consulting of Pennsylvania,    KCS Computer Services, Inc.       Pennsylvania        Bank Consulting Services,
 Inc.                                                                                      Allin Consulting
Allin Corporation of California      Kent Consulting Group, Inc.       California          Allin Consulting
Allin Interactive Corporation        SeaVision, Inc.                   Delaware            SeaVision
Allin Digital Imaging Corp.          PhotoWave, Inc.                   Delaware
Allin Network Products, Inc.         Netright, Inc.                    California
Allin Holdings Corporation                                             Delaware

Except as noted above, each subsidiary does business exclusively under its corporate name, with or without the corporate indicator.



                                                                       Exh. 21-A